UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 13, 2004 (December 9, 2004)

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

250 North American Court, Houma, Louisiana (Address of principal executive offices)	70363 (Zip Code)

(985) 851-3833
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 9, 2004, Trico Marine Services, Inc. (the "Company") received notice from the NASDAQ Listing Qualifications Staff that, because of the Company's failure to comply with the $1.00 minimum bid price per share necessary for continued listing on The Nasdaq National Market as set forth in Marketplace Rule 4450(a)(5), the Company's common stock will be delisted from The Nasdaq National Market at the opening of business on December 17, 2004, unless the Company appeals the Staff's determination. At this time, the Company does not believe it has any reasonable basis for challenging the Staff's determination to delist the Company's common stock effective at the opening of business on December 17, 2004, and therefore is not planning to appeal this determination.

Item 7.01	Regulation FD Disclosure.

On December 9, 2004, Trico Marine Services, Inc. issued a press release announcing receipt of a notice of delisting from the NASDAQ Listing Qualifications Staff. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press release issued by Trico Marine Services, Inc. dated December 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By:	/s/ Trevor Turbidy
Trevor Turbidy Vice President and Chief Financial Officer

Dated:     December 13, 2004